Exhibit 4.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

iSHARES GSCI® COMMODITY-INDEXED INVESTING POOL LLC

Dated as of [•], 2005

ii

			Page
ANNEX A	–	Initial Capital Contributions	15

ANNEX B	–	Form of Commodity Trading Advisor Agreement	16

iii

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement of iShares GSCI® Commodity-Indexed Investing Pool LLC, a Delaware limited liability company (the “Company”), is made as of [•], 2005, among iShares GSCI® Commodity-Indexed Trust, a Delaware statutory trust, in its capacity as a member (“Member A”) and Barclays Global Investors International, Inc., a Delaware corporation (or any Substitute Member, in its capacity as a member, “Member B” and, together with Member A, the “Members”).

WHEREAS, the Company was formed pursuant to the Delaware Limited Liability Company Act, 6 Del. Code § 18-101, et seq., as amended from time to time and any successor to such statute (the “Act”), pursuant to a Certificate of Formation filed with the Secretary of State of Delaware on [•], 2005.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the Members, intending to be legally bound, declare the following to be the Limited Liability Company Agreement of the Company and hereby mutually covenant and agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Definitions. Except as otherwise specified in this Agreement or unless the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Act” has the meaning specified in the recitals hereto.

“Administrator” means Barclays Global Investors, N.A., a national banking association, or another entity appointed by the Manager to perform administration services set forth in this Agreement.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such person.

“Agreement” means this Limited Liability Company Agreement as amended, modified, supplemented and restated from time to time, in accordance with its terms.

“Business Day” means any day (1) on which none of the following occurs: (a) the Exchange is closed for regular trading, (b) the CME is closed for regular trading or (c) the Federal Reserve wire transfer system is closed for cash wire transfers, or (2) that the Trustee determines that it is able to conduct business.

“Capital Account” has the meaning specified in Section 3.4(a).

“CERFs” means GSCI® Excess Return Futures Contracts traded on the CME.

“Certificate” means the Certificate of Formation of the Company filed with the Delaware Secretary of State for the purpose of forming the Company under the Act, as amended, modified, supplemented or restated from time to time.

“Clearing FCM” means Goldman, Sachs & Co., or any other futures commission merchant appointed by the Manager as clearing futures commission merchant for the Investing Pool.

“CME” means the Chicago Mercantile Exchange Inc., or its successor.

“Company” has the meaning specified in the Preamble hereto.

“Company Costs” means the Company’s costs in acquiring, holding or disposing of CERFs, cash and Short-Term Securities and all other liabilities, fees or expenses of any nature incurred by the Company that directly or indirectly arise out of, result from or are incurred in connection with the Company’s acquiring, holding or disposing of CERFs, cash and Short-Term Securities, including, without limitation, commissions paid to any Futures Commission Merchant.

“Exchange” means the [•] Stock Exchange.

“Futures Commission Merchant” means any futures commission merchant that solicits or accepts orders for CERFs on the CME for, and accepts payment from or on behalf of, the Company.

“Indemnitees” has the meaning specified in Section 9.7.

“Initial Contributions” has the meaning specified in Section 3.2.

“Investing Pool Administrator” means Investors Bank & Trust Company, a banking corporation organized under the laws of Massachusetts, when acting in its capacity as administrator of the Investing Pool.

“Investing Pool Interests” means the limited liability company interests issued by the Company to the Members.

“Manager” means Barclays Global Investors International, Inc., a Delaware corporation, in its capacity as Manager. The Manager is hereby designated as a “manager” of the Company within the meaning of §18-101(10) of the Act.

“Member” has the meaning specified in the Preamble hereto.

“Member A” has the meaning specified in the Preamble hereto.

“Member B” has the meaning specified in the Preamble hereto.

“Net Asset Value” means, on any day on which the Exchange is open for regular trading, the value of the CERFs, Short-Term Securities, cash and other assets of the Company

(calculated on the basis provided in Section 3.7(a)) owned as of the close of trading on the Exchange on that day less the Company’s accrued expenses and liabilities as of such time, as determined by or on behalf of the Manager.

“Operating Costs” means the Company’s costs incurred in its operations, including the costs of employing the Administrator, the Investing Pool Administrator and the Tax Administrator, but excluding Company Costs.

“Person” means any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Redemption Event” means any date on which a Member redeems all or a portion of its Investing Pool Interests in exchange for the amount of CERFs, cash or Short-Term Securities.

“Short-Term Securities” means U.S. Treasury securities or other short-term securities and similar securities, in each case that are eligible as margin deposits under the CME’s rules.

“Substitute Member” has the meaning specified in Section 7.1.

“Tax Administrator” means PricewaterhouseCoopers LLP, a limited liability partnership formed under the laws of the State of Delaware.

Section 1.2 Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States;

(iii) “or” is not exclusive;

(iv) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(v) “including” means including without limitation; and

(vi) words in the singular include the plural and words in the plural include the singular.

ARTICLE II

GENERAL

Section 2.1 Name. The name of the Company is “iShares GSCI® Commodity-Indexed Investing Pool LLC.”

Section 2.2 Organization; Certificate. Pursuant to the Act, the Company was formed on [•], 2005. The parties hereby ratify the execution, delivery and filing of the Certificate with the Delaware Secretary of State by [name of filing person/entity], as an “authorized person” within the meaning of the Act. Upon the filing of the Certificate with the Delaware Secretary of State, [name of filing person/entity]’s powers as an “authorized person” ceased, and from the date hereof, the Manager thereupon became a designated “authorized person” and shall continue as designated “authorized person” within the meaning of the Act. The affairs of the Company shall be governed by this Agreement and the laws of the State of Delaware. The Manager, as an “authorized person,” shall immediately, and from time to time hereafter as may be required by applicable law, execute any required amendments to the Certificate, and do all filings, recordings and other acts as may be appropriate to comply with the operation of the Company under the Act.

Section 2.3 Location of Principal Place of Business. The location of the principal place of business of the Company shall be 45 Fremont Street, San Francisco, CA 94105 or such other location within or without the State of Delaware as may be determined by the Manager. In addition, the Company may maintain such other offices as the Manager may deem advisable at any other place or places within or without the State of Delaware.

Section 2.4 Registered Office. The address of the registered office of the Company in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, or at such other place as the Manager may determine from time to time.

Section 2.5 Registered Agent. The registered agent for the Company shall be The Corporation Trust Company located at Corporate Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, or such other registered agent as the Manager may designate from time to time.

Section 2.6 Term. The term of the Company commenced upon the date the Certificate of the Company was filed in the office of the Delaware Secretary of State and shall continue until the Company is dissolved in accordance with the provisions of the Act or under the provisions of Article VIII of this Agreement.

Section 2.7 Purpose. The Company is organized for the purpose of acquiring, owning and disposing of CERFs, cash and Short-Term Securities, and conducting any other business or duties authorized by this Agreement, as well as any activities incidental or necessary to carry out the business and duties set forth in this Agreement.

Section 2.8 Powers. In furtherance of its purpose, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to do anything and engage in any activity related to its purpose, business or activities as may be necessary, convenient or incidental to the conduct of the business or activities of the Company, and have and exercise all of the powers, rights and privileges conferred upon limited liability companies formed pursuant to the Act or by any other law of the State of Delaware or by this Agreement (if not prohibited by the Act), together with any powers incidental thereto, so far as such powers and rights are necessary, suitable or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

Section 2.9 Property of the Company. All business of the Company shall be conducted in the name of the Company. The Company shall hold title to all of its property in the name of the Company.

ARTICLE III

CAPITAL CONTRIBUTIONS, INVESTING POOL INTERESTS AND DISTRIBUTIONS

Section 3.1 Form of Contribution. The Members may make contributions of capital to the Company only in the form of CERFs, cash or Short-Term Securities, in each case as determined by the Manager in its discretion.

Section 3.2 Initial Contributions. Each Member shall, on the date hereof, make its respective contributions to the Company as specified in Annex A hereto (the “Initial Contributions”).

Section 3.3 Additional Contributions. Member A may make additional capital contributions of CERFs, cash or Short-Term Securities to the Company from time to time in accordance with the terms of this Agreement.

Section 3.4 Investing Pool Interests. (a) The Company shall establish and maintain a separate account (the “Capital Account”) for each Member’s Investing Pool Interests. The initial balance of each Member’s Capital Account shall be such Member’s Initial Contribution.

(b) The Members acknowledge and agree that their Investing Pool Interests shall be adjusted to reflect additional capital contributions of CERFs, cash or Short-Term Securities by Member A and distributions made to the Manager. The Capital Account of Member A shall be increased to reflect its additional capital contributions of CERFs, cash or Short-Term Securities to the Company and shall be decreased upon a Redemption Event. The ownership of Investing Pool Interests shall be recorded and reflected on the books of the Company. Investing Pool Interests shall not be evidenced by any certificate or other written instrument, but shall be evidenced only by this Agreement. In the event that the Manager shall decide to issue certificates evidencing the ownership of Investing Pool Interests, such certificates shall be in the form the Manager shall determine.

(c) Investing Pool Interests may not be issued to or redeemed by any Person other than a Member.

Section 3.5 Investing Pool Interests as Personal Property. Each Member hereby agrees that its Investing Pool Interests shall for all purposes be personal property. A Member has no interest in specific property of the Company.

Section 3.6 Interest on Capital Contributions. No Member shall be entitled to any interest on its capital contribution.

Section 3.7 In-Kind Contributions and Distributions. (a) The value, on any day, of contributions or distributions of CERFs, Short-Term Securities and any other property, other than cash, made under this Agreement shall be determined as of the close of trading on the Exchange on that day as follows:

(i) The Manager (or the Investing Pool Administrator on behalf of the Manager) will value CERFs on the basis of that day’s announced CME settlement price for the CERF. If there is no announced CME settlement price for the CERF on that day, the Manager (or the Investing Pool Administrator on behalf of the Manager) will use the most recently announced CME settlement price unless the Manager (or the Investing Pool Administrator on behalf of the Manager) determines that that price is inappropriate as a basis for the valuation of CERFs.

(ii) The Manager (or the Investing Pool Administrator on behalf of the Manager) will value the Short-Term Securities for which market quotations are readily available at their current market value, or, if the current value cannot be determined, at their fair value as reasonably determined by the Manager (or the Investing Pool Administrator on behalf of the Manager), except that any Short-Term Securities with a remaining maturity of sixty (60) days or less will be valued at their amortized cost if the Manager (or the Investing Pool Administrator on behalf of the Manager) determines that amortized cost represents fair value.

(iii) The Manager (or the Investing Pool Administrator on behalf of the Manager) will value all other property not referred to in clauses (i) or (ii) at (A) its current market value, if quotations for such property is readily available or (B) its fair value, as reasonably determined by the Manager (or the Investing Pool Administrator on behalf of the Manager), if the current market value cannot be determined.

The Manager (or the Investing Pool Administrator on behalf of the Manager) may (but is not required to) employ the services of, and rely upon the reports of, a recognized pricing service (including a pricing service that is an Affiliate of the Manager). If the Manager (or the Investing Pool Administrator on behalf of the Manager) determines that the procedures in this Section 3.7(a) are an inappropriate basis for the valuation of the Company’s assets, it shall determine an alternative basis to be employed. None of the Manager or the Investing Pool Administrator shall be liable to any Person for any determination as to the alternative basis for evaluation; provided that such determination is made in good faith.

(b) Members shall be entitled to receive distributions from the Company upon the occurrence of (i) a Redemption Event, in which case the distribution will be in the form of CERFs, cash or Short-Term Securities as determined by the Manager, or (ii) upon dissolution, liquidation or termination pursuant to Article VIII, in which case the distribution shall be in the form directed by the Manager in accordance with the terms of this Agreement; provided that, in the case of a Redemption Event, the amount of the distribution shall be determined by the Manager under Section 3.7(a).

Section 3.8 Limitation on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make any distribution to a Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law. A determination that a distribution is not prohibited under this Section 3.8 or the Act shall be made by the Manager and, to the fullest extent permitted by applicable law, may be based either on financial statements prepared on the basis of accounting practices and principles that are reasonable under the circumstances or on a fair valuation or any other method that is reasonable under the circumstances. Unless otherwise agreed to by the Members, a Member shall be entitled only to the distributions expressly provided for in this Agreement.

ARTICLE IV

MEMBERS

Section 4.1 Powers of Members. Notwithstanding anything herein to the contrary, the Members shall have all of the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. The Members, in their capacity as Members of the Company, shall not be agents of the Company and shall not have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company. No annual or special meetings of the Members shall be required.

Section 4.2 Resignation. A Member may resign from the Company prior to the dissolution and winding up of the Company only upon the transfer of its Investing Pool Interest in accordance with the provisions of this Agreement. A resigning Member shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its Investing Pool Interests except as otherwise expressly provided for in this Agreement.

Section 4.3 Liability of Members. (a) Except as otherwise required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company. Except as expressly required herein or by law, a Member, in its capacity as such, shall have no liability in excess of (A) the value of its Investing Pool Interests, or (B) in the amount of any distributions wrongfully distributed to it.

(b) The Manager shall not be liable for any change in the federal income tax laws as they apply to the Company, whether such change occurs through legislative, judicial or administrative action, so long as the Manager has acted in good faith and in a manner believed to be in the best interests of the Members.

ARTICLE V

MANAGEMENT

Section 5.1 Manager. Except as otherwise specifically provided by law or in this Agreement, the business and affairs of the Company shall be managed solely by the Manager (or by any officers and agents of the Company to whom the Manager has delegated its authority, or by such officers, agents and third parties acting at the direction of the Manager). The Manager shall have full and complete authority, power, and discretion, acting alone and without the consent or approval of the Members, to make any and all decisions and to do any and all things that the Manager reasonably deems to be within its authority set forth in Section 5.2.

Section 5.2 Authority of the Manager. Except as otherwise provided in this Agreement, the Manager shall have the power on behalf and in the name of the Company to carry out any and all of the objects and purposes of the Company, and to perform such acts and enter into and perform such contracts and other undertakings on behalf of the Company that the Manager may deem necessary, advisable, or incidental thereto. Except for those specific matters identified in this Agreement, the Manager, acting alone and without the consent or approval of the Members, shall be fully authorized to approve and consent to any matter within the purposes of the Company. The Manager shall have the authority to appoint officers and agents of the Company and to delegate its authority to those officers and agents of the Company, including, without limitation to the Administrator, the Investing Pool Administrator and the Tax Administrator. The Manager shall have the authority to engage third parties to act at its direction on behalf of the Company. The Manager shall devote so much of its time to the affairs of the Company and the conduct of the Company’s business as it, in its sole judgment, shall reasonably determine to be required and shall not be obligated to do or perform any act or thing in connection with the business of the Company not expressly set forth herein.

Section 5.3 Officers and Agents of the Company. Any officer or agent appointed by the Manager pursuant to Section 5.2 shall have such authority as is delegated to such officer or agent by the Manager. Any such officer or agent shall be authorized to act (and entitled to rely) on the instructions of the Manager and shall have signature authority on behalf of the Company to the extent granted by the Manager so that agreements and documents executed by such officer or agent within its authority shall be binding on the Company. Any officer or agent appointed by the Manager may be an employee of a Member, the Manager or any Affiliate of the foregoing.

Section 5.4 Officers: Term of Office; Resignation; Removal; Vacancies. Except as otherwise determined by the Manager, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Manager. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. The Manager may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with respect to the Company, but the election of any officer shall not in and of itself create any contractual rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Manager at any time.

Section 5.5 Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of any duly appointed and acting officers or agents acting on behalf of the Company. In dealing with any officer or agent duly appointed and acting as set forth in this Agreement, no Person shall be required to inquire into the authority of any such officer or agent to bind the Company.

Section 5.6 Appointment of a Futures Commission Merchant and Clearing FCM. The Manager shall appoint one or more Futures Commission Merchants to act on its behalf to hold, establish or dispose of long positions in CERFs. The Manager may also appoint one or more clearing futures commission merchants to act as a Clearing FCM for the Company.

Section 5.7 Appointment of a Commodity Trading Adviser. The Manager shall appoint a commodity trading adviser to act on behalf of the Company and to perform such duties and services as are set forth in the form of agreement with the commodity trading adviser attached as Annex B to this Agreement.

Section 5.8 Manager Allocation; Payment of Operating Costs. The Manager shall assume all Operating Costs of the Company. In return for assuming the Operating Costs of the Company, the Manager will receive an allocation from the Investing Pool that will accrue daily at an annualized rate equal to 0.75% of the Net Asset Value and that will be payable monthly in arrears.

Section 5.9 Determination of Net Asset Value. On each Business Day on which the Exchange is open for regular trading, as of the close of regular trading of the shares of Member A on the Exchange, the Manager (or the Investing Pool Administrator on behalf of the Manager) will determine the Net Asset Value and immediately thereafter notify Member A of such Net Asset Value.

ARTICLE VI

TAX MATTERS

[To Come]

ARTICLE VII

TRANSFERS OF INVESTING POOL INTERESTS

Section 7.1 Transfers of Investing Pool Interests. A Member may not sell, assign or otherwise transfer any of its Investing Pool Interests in the Company without the prior written consent of the other Member; provided, however, Member B may assign or otherwise transfer any of its Investing Pool Interests in the Company without the prior written consent of Member A to a substitute member and Manager who is an Affiliate of Barclays Global Investors International, Inc. (the “Substitute Member”). Any attempted transfer in violation of the foregoing shall be deemed to be null and void and shall not be recognized by the Company. No transfer of Investing Pool Interests in accordance with the terms of this Agreement shall be deemed to be effective until recorded upon the books and records of the Company.

ARTICLE VIII

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 8.1 No Dissolution. The Company shall not be dissolved by the admission of Members. The death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of any Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not in and of itself cause the Company to be dissolved or its affairs to be wound up. Upon the occurrence of any such event, the business of the Company shall be continued without dissolution. The bankruptcy of a Member shall not cause a Member to cease to be a member of the Company.

Section 8.2 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of either of the following: (i) the entry of a decree of judicial dissolution under Section 18-802 of the Act or (ii) the written consent of all the Members.

Section 8.3 Notice of Dissolution. Upon the dissolution of the Company, the Manager shall promptly notify the Members of such dissolution.

Section 8.4 Liquidation. Upon dissolution of the Company, the Manager, as liquidating trustee, shall immediately commence to wind up the Company’s affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to minimize the losses attendant upon a liquidation.

Section 8.5 Termination. Upon the completion of the winding up, liquidation and distribution of the assets, the Company shall be terminated when the Certificate is cancelled in the manner required by the Act. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate as provided in the Act.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Binding Effect; Entire Agreement. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective legal representatives, successors, transferees and assigns. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

Section 9.2 Amendments. This Agreement may not be amended, supplemented or repealed other than as agreed to in writing by the Members.

Section 9.3 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, this Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event that such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to distributions is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

Section 9.4 Consent to Jurisdiction. The Members hereby (i) irrevocably submit to the non-exclusive jurisdiction of any Delaware state court or federal court sitting in Wilmington, Delaware in any action arising out of or relating to this Agreement, and (ii) consent to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court. Each party agrees that, in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party, to the fullest extent permitted by applicable law, waives any right it may otherwise have to (a) seek punitive or consequential damages, or (b) request a trial by jury.

Section 9.5 Relationship between the Agreement and the Act. Regardless of whether any provision of this Agreement specifically refers to particular Default Rules, (a) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and the Default Rule is modified or negated accordingly, and (b) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, the Default Rule is modified or negated accordingly. For purposes of this Section 9.5, “Default Rule” shall mean a rule stated in the Act that applies except to the extent it is negated or modified through the provisions of a limited liability company’s Certificate or operating agreement.

Section 9.6 Exculpation. To the fullest extent permitted by applicable law, no Member or any of its agents or officers shall have personal liability to the Company or the other Members for monetary damages for breach of fiduciary duty (if any) or for any act or omission performed or omitted by any such person in good faith on behalf of the Company, except for such person’s gross negligence or willful misconduct. Except to the extent provided for in this Section 9.6, the Members shall not be liable under a judgment, decree, or order of a court, or in any other manner, for any debt, obligation, or liability of the Company.

Section 9.7 Indemnification. To the fullest extent permitted by applicable law, the Manager, the officers, any agents and any delegatee of the Company (collectively, “Indemnitees”) shall be entitled to indemnification from the Company for any loss, damage, claim or expense (including reasonable attorney’s fees) incurred by such Indemnitee by reason of any act or omission performed or omitted by such Indemnitee on behalf of the Company; provided, however, that there shall be no obligation to pay Indemnitees for amounts incurred as a result of and attributable to such person’s gross negligence, bad faith or willful misconduct; and provided, further that any indemnity under this Section 9.7 shall be provided out of and only to the extent of Company assets, and no Member shall have any personal liability on account thereof. The right to indemnification provided under this Section 9.7 shall continue as to any person who has ceased to be an officer or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such person. The right to indemnification under this Section 9.7 is a contract right. The Company may purchase and maintain insurance to protect any officer or agent of the Company against liability asserted against him or her, or incurred by him or her, arising out of his or her status as such, to the fullest extent permitted by applicable law.

Section 9.8 Notices.

(a) All notices given under this Agreement must be in writing.

(b) Any and all notices to be given to the Company shall be deemed to have been duly given (i) when it is actually delivered by a messenger or a recognized courier service, (ii) five (5) days after it is mailed by registered or certified mail, postage paid or (iii) when receipt of a facsimile transmission is acknowledged via a return receipt or receipt confirmation as requested by the original transmission, in each case to or at the address set forth below:

To the Company:

iShares GSCI® Commodity-Indexed Investing Pool LLC

45 Fremont Street

San Francisco, CA 94105

(c) If given to any Member, at the address set forth in the books and records of the Company. Any and all notices to be given to a Member shall be deemed to have been duly given (i) when it is actually delivered by a messenger or a recognized courier service, (ii) five (5) days after it is mailed by registered or certified mail, postage paid or (iii) when receipt of a facsimile transmission is acknowledged via a return receipt or receipt confirmation as requested by the original transmission.

Section 9.9 Headings. The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement.

Section 9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first set forth above.

iSHARES GSCI COMMODITY-INDEXED TRUST

By:
Name:
Title:

BARCLAYS GLOBAL INVESTORS INTERNATIONAL, INC.

By:
Name:
Title:

ANNEX A

INITIAL CONTRIBUTIONS

ANNEX B

FORM OF COMMODITY TRADING ADVISOR AGREEMENT